Exhibit 99.1

Vaccitech Reports First Quarter 2021 Financial Results and Recent Corporate Developments

Oxford, United Kingdom, June 14, 2021 -- Vaccitech plc (NASDAQ: VACC), a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases and cancer, today announced financial results for the quarter ended March 31, 2021, and provided an overview of the Company’s recent corporate developments.

“The first quarter of 2021 was transformational for Vaccitech as we closed a Series B financing round and initiated patient dosing in our two lead therapeutic programs, HBV and HPV,” said Bill Enright, CEO of Vaccitech. “We drove on to successfully complete our IPO early in the second quarter and are now capitalized to advance multiple pipeline candidates into Phase 3 trials.”

First Quarter and Recent Corporate Developments

•	Closed an initial public offering of American Depository Shares for total gross proceeds of $110.5 million
•	Initiated patient dosing in HPV001, a Phase 1/2 clinical trial of VTP-200, an immunotherapeutic in development for the treatment of high-risk and persistent HPV infection
•	Completed a $168 million Series B financing. This includes $43 million of proceeds from previously issued convertible loan notes that converted into Series B shares
•	Appointed three independent members to its Board of Directors
•	Initiated patient dosing in HBV002, a Phase 1b/2a clinical trial of VTP-300, an immunotherapeutic candidate in development for the treatment of chronic HBV infection

Upcoming Milestones

•	Third quarter of 2021: VTP-300 topline safety and immunogenicity results of the Phase 1 trial, HBV001, in healthy volunteers and patients with chronic HBV infection
•	Third quarter of 2021: VTP-600 dosing initiation in patients with non-small cell lung cancer in combination with a checkpoint inhibitor and chemotherapy
•	Fourth quarter of 2021: VTP-300 interim efficacy review, including surface antigen loss, of HBV002, the Phase 1/2a clinical trial in patients with chronic HBV infection
•	First quarter of 2022: VTP-200 interim efficacy review of HPV100, the Phase 1/2a clinical trial in patients with high-risk and persistent HPV infection

First Quarter 2021 Financial Highlights:

•	Cash position: As of March 31, 2021, cash and cash equivalents were $155.9 million, compared to $43.3 million as of December 31, 2021. The increase was primarily due to completion of the Series B financing. Subsequent to the end of the first quarter, the Company closed an initial public offering that raised a gross amount of $110.5 million. The Company believes its cash and cash equivalents are sufficient to fund operations into 2024.
•	Research and development (R&D) expenses: Research and development expenses were $4.6 million for the first quarter of 2021 compared to $4.2 million for the comparable period of the prior year. The increase in R&D expense was primarily due to increased spending on progressing VTP-300 and VTP-850 development.
•	General and administrative expenses: General and administrative expenses were $1.8 million for the first quarter of 2021 compared to $1.1 million for the comparable period of the prior year. The increase was primarily attributable to higher personnel costs driven by an increase in the Company’s headcount between the quarters and higher professional fees.

•	Other expenses: Other expenses, net were $9.3 million for the first quarter of 2021 compared to $0.7 million of income for the comparable period of the prior year. The increase in other expenses was primarily attributable to loss on extinguishment of convertible loan notes of $13.8 million and interest on loan notes of $2.7 million in the period, net of gain in fair value of derivatives of $6.0 million.

•	Net loss: The company generated a net loss of $ 15.3 million, or $1.90 per basic and diluted share, for the first quarter of 2021 compared to a net loss of $3.8 million, or $0.49 per basic and diluted share, for the comparable period of the prior year.

About Vaccitech

Vaccitech is a clinical-stage biopharmaceutical company engaged in the discovery and development of novel immunotherapeutics and vaccines for the treatment and prevention of infectious diseases and cancer. The company’s proprietary platform comprises proprietary modified simian adenoviral vectors, known as ChAdOx1 and ChAdOx2, as well as the well-validated Modified Vaccinia Ankara, or MVA, boost vector, both with demonstrable tolerability profiles and without the ability to replicate in humans. The combination of a ChAdOx prime treatment with subsequent MVA boost has consistently generated significantly higher magnitudes of CD8+ T cells compared with other technologies and approaches. The company has a broad pipeline of both clinical and preclinical stage therapeutic programs in solid tumors and viral infections and prophylactic viral vaccine programs. Vaccitech co-invented a COVID-19 vaccine with the University of Oxford, now approved for use in many territories and exclusively licensed worldwide to AstraZeneca through Oxford University Innovation, or OUI. Vaccitech is entitled to receive a share of the milestones and royalty income received by OUI from AstraZeneca.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding risks and uncertainties related to timing and advancement of our therapeutic programs, our expectations regarding the therapeutic benefit of our programs, our ability to efficiently discover and develop product candidates, our ability to obtain and maintain regulatory approval of our product candidates, the implementation of our business model, strategic plans for our business and product candidates, expectations regarding our new directors, and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the first quarter of 2021 and subsequent filings with the SEC. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to numerous risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks and uncertainties related to timing and advancement of our therapeutic programs, our expectations regarding the therapeutic benefit of our programs, our ability to efficiently discover and develop product candidates, our ability to obtain and maintain regulatory approval of our product candidates, the implementation of our business model, strategic plans for our business and product candidates, expectations regarding our new directors, and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the first quarter of 2021, as amended, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We expressly disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

VACCITECH PLC

CONDENSED Consolidated Balance SheetS

(In THOUSANDS, except Number of shares and per share AMOUNTS)

(unaudited)

	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$155,935	$43,266
Accounts receivable	312	518
Research and development incentives receivable	3,691	2,708
Prepaid expenses and other current assets	3,427	1,409
Total current assets	163,365	47,901
Property and equipment, net	1,003	629
Right of use assets, net	2,098	2,136
Deferred tax assets	25	-
Total assets	$166,491	$50,666

LIABILITIES, REDEEMABLE PREFERRED SHARES AND SHAREHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$4,833	$4,667
Accrued expenses and other current liabilities	3,273	2,537
Deferred revenue	346	245
Current portion of lease liability	198	192
Total current liabilities	8,650	7,641
Convertible loan notes – non current	-	44,700
Lease liability – non current	1,435	1,472
Total liabilities	$10,085	$53,813
Commitments and contingencies
Series A redeemable convertible preferred shares (Series A shares); £0.10 nominal value; 22,065 shares issued and outstanding; (December 31, 2020: issued and outstanding: 22,065)	$33,736	$33,765
Series B redeemable convertible preferred shares (Series B shares); £0.10 nominal value; 41,378 shares issued and outstanding; (December 31, 2020: issued and outstanding: 0)	$175,501	$-
Shareholders’ deficit:
Ordinary shares, £0.000025 nominal value; 8,224,344 shares authorized, issued and outstanding (December 31, 2020: authorized, issued and outstanding: 7,960,458)	-	-
Deferred A shares, £1 nominal value; 63,443 shares authorized, issued and outstanding (December 31, 2020:no shares issued or outstanding)	86	-
Deferred C shares, £0,000007 nominal value, 8,224,344 shares authorized, issued and outstanding (December 31, 2020: authorized, issued and outstanding: 7,960,458)	-	-
Additional paid-in capital	22,457	21,660
Accumulated deficit	(72,988)	(57,720)
Accumulated other comprehensive loss – foreign currency translation adjustments	(2,663)	(1,243)
Noncontrolling interest	277	391
Total shareholders’ deficit	$(52,831)	$(36,912)
Total liabilities, redeemable convertible preferred shares and shareholders’ deficit	$166,491	$50,666

VACCITECH PLC

CONDENSED Consolidated StatementS of Operations and Comprehensive Loss

(IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)

(UNAUDITED)

	Three months ended
	March 31, 2021	March 31, 2020
License revenue	$16	$3
Service revenue	21	219
Research grants and contracts	178	483
Total revenue	215	705
Operating expenses
Research and development	4,610	4,242
General and administrative	1,777	1,112
Total operating expenses	6,387	5,354
Loss from operations	(6,172)	(4,649)
Other income (expense):
Change in fair value of derivatives	5,994	-
Unrealized exchange gain on convertible loan notes	209	-
Loss on extinguishment of convertible loan notes	(13,789)	-
Interest income	2	-
Interest expense	(2,650)	-
Research and development incentives	955	698
Total other (expense) income	(9,279)	698
Tax benefit	65	-
Net loss	(15,386)	(3,951)
Net loss attributable to noncontrolling interest	118	130
Net loss attributable to Vaccitech Plc. shareholders	(15,268)	(3,821)

Weighted-average ordinary shares outstanding, basic and diluted	8,057,216	7,816,681
Net loss per share attributable to ordinary shareholders, basic and diluted	$(1.90)	$(0.49)

Net loss	$(15,386)	$(3,951)
Other comprehensive loss – foreign currency translation adjustments	(1,416)	(683)
Comprehensive loss	(16,802)	(4,634)
Comprehensive loss attributable to noncontrolling interest	114	148
Comprehensive loss attributable to Vaccitech Plc. shareholders	$(16,688)	$(4,486)

Investors:

Vaccitech Investor Relations

ir@vaccitech.co.uk

Vaccitech Media Contacts:

Katja Stout, Scius Communications (EU)

Direct: +44 (0) 7789435990

Email: katja@sciuscommunications.com

Ryo Imai / Robert Flamm, Ph.D. (US), Burns McClellan, Inc.

212-213-0006 ext. 315 / 364

Email: rimai@burnsmc.com / rflamm@burnsmc.com

Henry Hodge, Vaccitech

Email: henry.hodge@vaccitech.co.uk